SECOND  AMENDMENT

THIS SECOND AMENDMENT TO LEASE is dated as of July 1, 2007  and is made between CYPRESS SEMICONDUCTOR CORPORATION, as Landlord, and SUNPOWER CORPORATION, as Tenant, to be a part of that certain Office Lease Agreement and all exhibits thereto, dated for reference purposes only as of May 15, 2006.(the “Original Lease”), concerning approximately 43,732 rentable square feet (“RSF”), and concerning cubicle space approximately 3,732 USF, and open space for 2,066 located within the Premises stated in the Original Lease. The Premises are located within the Building commonly known as  Building #3, (the“Building”), located at 3939 N. First Street (the “Land”) as shown on the floor plan on Exhibit "A".
 (See Section 1.1).

Landlord and Tenant now desire to modify the Original Lease and, in consideration of the mutual promises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and tenant hereby agree, intending to be bound thereby, that the Original Lease is modified and supplemented in accordance with the terms and conditions set forth below:

1.	Basic Terms:

a.	Premises: Approximately 51,228 rentable square feet. The Premises are located within the Building as shown on Exhibit “A-1” (See revisions on Section 1.1)

b.	Base Rent:

Lease Months	Monthly Base Rent / SF	Monthly Base

1-8	$2.16 / SF	$ 94,461
9-12	$2.16 / SF	$ 94,461
13	$2.25 / SF	$ 98,397
14	$2.25 / SF	$ 106,830
15-24	$2.25 / SF	$ 115,263
25-36	$2.34 / SF	$ 119,873
37-48	$2.43 / SF	$ 124,484
49-60	$2.53 / SF	$ 129,606

2.
Article 1 Section 1.1, Premises, the Premises is hereby expanded to include additional cubicle and open space consisting of approximately 5,388 usable square feet (“USF”) effective July 1, 2007.  The Premises shall now contain approximately 51,228 square feet.

3.
Article 2, Section 2.1, Base Rent, the monthly base rent remains up to the 8th month or December 31, 2006 as per Original Lease .  The monthly base rent shall be adjusted  to include the additional space rent effective on the 15th month of the Original Lease or July 1, 2007 as shown in the Base Rent Table (b) of the Basic Terms of this First Amendment.

4.	Exhibit “A”, the Floor Plan shall be amended as shown in Exhibit A-1 of the First Amendment.

5.
In the event of any inconsistency between this Second Amendment and the Original Lease, the terms in this Second Amendment shall prevail.  Except as modified herein, the Original Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the date first set forth above.

Signed, sealed and delivered in the presence of:	CYPRESS SEMICONDUCTOR CORP:

By: /s/ CHRIS FORD
Name:	Name: Chris Ford
(Print or Type Name)	Title: Facilities Manager

Name
(Print ot Type Name)	Dated: 10/2/07

SUNPOWER CORPORATION:

By: /s/
Name:	Name:
(Print or Type Name)	Title:

Name
(Print ot Type Name)	Dated: 10/2/07

DENALI BLVD.
ROCKY MTN. ROAD
32ND STREET
128TH STREET
SMOKEY RD.
192ND STREET
ROW OF CUBES MOVED—SLM SHOW AREA
256TH STREET
384TH STREET
312TH STREET
ALPS AVENUE
SIERRA BLVD.
ICARUS CONFERENCE ROOM
3732 Sqft.
2066 Sqft.

Total new area 5798 Sqft.
Minus Angel's machine shop of 410 Sqft.
5388 Total requested